UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2022

FREIGHTCAR AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 South Wacker Drive, Suite 1500
Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on May 14, 2021, FreightCar North America, LLC (“Borrower” and together with FreightCar America, Inc. (the “Company”) and certain other subsidiary guarantors, collectively, the “Loan Parties”) entered into an Amendment No. 2 to Credit Agreement (the “Amendment” and together with the Credit Agreement, as amended, the “Term Loan Credit Agreement”) with CO Finance LVS VI LLC, as lender (the “Lender”), an affiliate of a corporate credit fund, and U.S. Bank National Association, as disbursing agent and collateral agent (“Agent”), pursuant to which the principal amount of the term loan credit facility was increased by $16.0 million to a total of $56.0 million, with such additional $16.0 million (the “Additional Loan”) to be funded upon the satisfaction of certain conditions precedent set forth in the Amendment. The Additional Loan was funded on May 17, 2021.

Pursuant to the Amendment, in the event that the Additional Loan is not repaid in full by March 31, 2022, the Company shall issue to the Lender and/or an affiliate of the Lender a warrant (the “Additional Warrant”) to purchase a number of shares of the Company’s common stock, par value $0.01 per share, equal to 5% of the Company’s outstanding common stock on a fully-diluted basis at the time the Additional Warrant is exercised (after giving effect to such issuance).

As of March 31, 2022, the Additional Loan was not repaid in full and, therefore, on April 4, 2022, pursuant to the Amendment and a warrant acquisition agreement, dated as of April 4, 2022 (the “Warrant Acquisition Agreement”), the Company issued the Additional Warrant to the Lender. The Additional Warrant has an exercise price of $0.01 and a term of ten (10) years.

The issuance of the Additional Warrant was, and the potential issuance of the common stock issuable upon exercise of the Additional Warrant will be, made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act, because the offer and sale of such securities do not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act.

In connection with the issuance of the Additional Warrant, on April 4, 2022, the Company and the Lender entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Lender may deliver to the Company a written notice (a “Demand”) requiring the Company as soon as reasonably practicable after receiving the Demand, but not more than sixty calendar days following the receipt of the Demand, to file a registration statement (the “Demand Registration Statement”) with the Securities and Exchange Commission with respect to all or a portion of the Registrable Shares (as defined in the Registration Rights Agreement). The Company will use commercially reasonable efforts to keep the Demand Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) until the date on which all of the Registrable Shares registered for resale under the Demand Registration Statement have been sold or such earlier date on which all Registrable Shares are freely tradeable in a single transaction pursuant to Rule 144.

In certain circumstances described in the Registration Rights Agreement, the Lender will have (i) piggyback registration rights with respect to the Registrable Shares and (ii) the right to request that the Company initiate an Underwritten Offering (as defined in the Registration Rights Agreement) of Registrable Shares.

The foregoing descriptions of the Additional Warrant, the Warrant Acquisition Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Additional Warrant, the Warrant Acquisition Agreement and the Registration Rights Agreement to be filed as exhibits to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending June 30, 2022.

Section 2 - Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: April 6, 2022	By:	/s/ Michael A. Riordan
	Name:	Michael A. Riordan
	Title:	Vice President, Finance, Chief Financial Officer, and Treasurer